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                                                                     Exhibit 5.1

July 25, 1997

Fisher Companies Inc.
1525 One Union Square
600 University Street
Seattle, Washington 98101-3185

     RE:  FISHER COMPANIES INCENTIVE PLAN OF 1995

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended ("Act"), that you are filing with the Securities and Exchange Commission ("Commission") with respect to 277,616 shares of common stock, $2.50 par value ("Shares"), of Fisher Companies Inc., a Washington corporation (the "Company") authorized for issuance under the Fisher Companies Incentive Plan of 1995 ("Plan").

     In connection with the offering of the Shares, we have examined: (i) the Plan, which is filed as Exhibit 99.1 to the Registration Statement; (ii) the Registration Statement, including the remainder of the exhibits; and (iii) such other documents as we have deemed necessary to form the opinions expressed below. As to various questions of fact material to such opinions, where relevant facts were not independently established, we have relied upon statements of officers of the Company.

     Our opinion assumes that the Shares are issued in accordance with the terms of the Plan after the Registration Statement has become effective under the Act.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, or any portion thereof, to the extent such Shares represent original issuances by the Company, have been duly authorized and that, upon the due execution by the Company and the registration by its registrars of the Shares, issuance thereof by the Company, and receipt of the consideration therefor in accordance with the terms of the Plan, the Shares will be validly issued, fully paid, and nonassessable.
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Fisher Companies Inc.
July 25, 1997
Page 2

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This consent shall not be construed to cause us to be in the category of persons whose consent is required to be filed pursuant to
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                              Very truly yours,

                              /s/ Graham & Dunn

                              GRAHAM & DUNN